UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2024
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Vitesse Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 361-2500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2024, Vitesse Energy, Inc. (the “Company”) entered into an amendment (the “Credit Agreement Amendment) its Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), as amended from time to time, among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto, dated as of January 13, 2023. Pursuant to the Credit Agreement Amendment, the Company’s semi-annual borrowing base redetermination was completed and : (i) the borrowing base was reaffirmed at $245 million, (ii) the elected commitment amount was increased from $210 million to $245 million and (iii) the lending syndicate was increased to six banks from five.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits
(d)

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2024	VITESSE ENERGY, INC.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer